CONSENT AND CERTIFICATION
                        BY FUTURES COMMISSION MERCHANT
                       LAWRENCE-BONFITTO TRADING COMPANY

1. The Undersigned, not individually, but as an officer of Lawrence-Bonfitto Trading Company, Futures Commission Merchant, (the "FCM"), first duly authorized by the FCM, hereby consents to Lawrence-Bonfitto Trading Company being named as a FCM in a Form S-1 Prospectus, as amended, filed with the Securities and Exchange Commission by Providence Select Fund, Limited Partnership, (the "Fund") in connection with a proposed offering of limited partnership interests (the "Units") to the public as described in said Prospectus.

2. The Undersigned hereby certifies that the statements and information set forth in the Prospectus with respect to the FCM are accurate, complete and fully responsive to the requirement of disclosure of the material facts related to it and the relationship of the FCM with the Fund and such disclosures do not omit any information required to be stated therein with respect to the FCM which are necessary to make the statements and information therein with respect to it, not misleading.

3. The Undersigned agrees to perform the terms of the New Account Forms and to supply all information required, including, but not limited to, daily trade confirmation, monthly account statements and daily account runs. The Undersigned agrees further to take those actions reasonably required of the FCM by any regulatory or tax authority to keep the FCM and its customers in full compliance with all laws and regulations applicable to the operation of the FCM.

4. Without further consent of the undersigned, the General Partner will cause such changes to the Form S-1 as are appropriate in response to the comments of said Commission and state administrators and, thereafter, deliver the Prospectus to prospective investors.




                                  /s/ H. Joseph Postel
                                  Signature

                                  Print Name: H. Joseph Postel

                                  Title: Secretary / Treasurer

                                  Lawrence-Bonfitto Trading Company

                                  Address:
                                  141 W. Jackson Blvd, Ste 2450
                                  Chicago, Illinois  60604

                                  Telephone: 312-341-7770

Date:  August 28, 2003